                                   EXHIBIT 99

                            [LOGO] MEDIA INFORMATION
         MERCHANTS GROUP, INC., 250 MAIN STREET, BUFFALO, NEW YORK 14202

FOR IMMEDIATE RELEASE
Contact: Kenneth J. Wilson
Telephone: (716) 849-3101


                       ** MERCHANTS GROUP REPORTS EARNINGS
                    FOR THE QUARTER ENDED SEPTEMBER 30, 2003
                       AND DECLARES QUARTERLY DIVIDEND **

         BUFFALO, N.Y., October 30, 2003 -- MERCHANTS GROUP, INC. (AMEX-MGP) announced results for the quarter and nine months ended September 30, 2003 and declared a quarterly dividend.

         For the third quarter of 2003 Merchants Group, Inc. (the Company) reported net income of $828,000 ($.39 per diluted share) compared to $650,000 ($.31 per diluted share) in 2002. For the nine months ended September 30, 2003 the Company earned $1.69 per diluted share on net income of $3,567,000 compared to $1.17 per diluted share on net income of $2,496,000 for the same period in 2002. The increased earnings per share for the quarter are due to a lower underwriting loss partly offset by lower after tax investment income and a decrease in the provision for income taxes.

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Merchants Group, Inc. through its wholly owned subsidiary, Merchants Insurance
Company of New Hampshire, Inc., provides property and casualty insurance services to businesses and individuals throughout the northeastern and mid-atlantic United States.
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

         The decrease in the provision for income taxes of $169,000 and $1,012,000 respectively, for the three and nine month periods ending September 30, 2003 as compared to the comparable or year periods contributed to the improved results. The provision for income taxes for the three and nine month periods ended September 30, 2003 includes the effects of a May 2003 change in New York State law with respect to the taxation of non-life insurance companies. This change eliminated state income taxes for all insurance companies and increased the premium tax rate from 1.3% to 2.0%. (Premium taxes are recorded as other underwriting expenses.) This change in New York State law lowered the Company's effective income tax rate by approximately 4 percentage points each in the three and nine month periods ended September 30, 2003. Further, as a result of this change, the Company reduced its deferred tax liability with respect to New York State income taxes to $0 and recorded a one-time benefit, net of deferred federal income taxes, to its provision for income taxes of $505,000 ($.24 per diluted share) during the quarter ended June 30, 2003, which is included in results for the nine months ended September 30, 2003. In addition, tax advantaged income reduced the Company's effective income tax rate by 6 and 2 percentage points, respectively for the three months ended September 30, 2003 and 2002, and by 5 and 1 percentage points, respectively for the nine months ended September 30, 2003 and 2002.

         The financial statements and results for 2003 reflect the effects of the Services Agreement and the Reinsurance Pooling Agreement between the Company and its wholly-owned insurance subsidiary, Merchants Insurance Company of New Hampshire, Inc. (MNH), and Merchants Mutual Insurance Company (Mutual), effective January 1, 2003. The Services Agreement calls for Mutual to provide underwriting, administrative, claims and investment services to the Company and MNH. The Reinsurance Pooling Agreement provides for the pooling, or sharing, of insurance business traditionally written by Mutual and by MNH on or after the effective date.

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MNH's share of pooled (combined Mutual and MNH) premiums earned and of losses and loss adjustment expenses (LAE) for 2003 in accordance with the Reinsurance Pooling Agreement is 40%. In addition to comparisons of the Company's share of pooled premiums for 2003 to its unpooled premiums for the same period of 2002, this earnings release includes comparisons of the pooled, or combined Mutual and MNH premiums written for 2003 to the combined business of Mutual and MNH for the same periods in 2002, even though the companies were not party to a reinsurance pooling agreement in 2002.

Third Quarter Comparisons:
--------------------------

     Revenues for the third quarter of 2003 were $18,713,000, an 18% decrease from $22,919,000 recorded in the same period in 2002. Net premiums earned decreased $3,857,000 (19%) to $16,341,000, from $20,198,000 in 2002. Net premiums earned reflect the Company's share (40% for 2003) of pooled net premiums earned for the third quarter of 2003. Net investment income decreased 15% to $2,201,000 in 2003, from $2,593,000 in 2002, due to a 109 basis point decrease (21%) in the average investment portfolio yield and a 2% decrease in average invested assets. Net realized investment gains were $44,000. There were no realized gains in the year earlier period. Other revenues of $127,000 were substantially unchanged compared to the year earlier period.

     The Company's share of group-wide or combined direct premiums written in accordance with the Reinsurance Pooling Agreement for the third quarter of 2003 was $17,946,000. The Company's direct premiums written in the same period in 2002 were $17,915,000. The following table reflects direct premiums written
(DWP) by major category for the three months ended September 30, 2003 and 2002.

                                                                       MNH
                                                                      Pooled    MNH
                                      Group-wide DWP                   Share    DWP
                                    ------------------                -------  ------
                                    Three months ended              Three months ended
                                       September 30,                  September 30,
                                     2003       2002   Variance       2003      2002
                                    -------   -------   -------     -------   -------
                                                      (000's omitted)
Voluntary Personal Lines            $16,897   $18,747       (10%)   $ 6,759   $11,094
Voluntary Commercial Lines           26,892    23,258        16%     10,757     5,192
Involuntary                           1,076     1,978       (46%)       430     1,629
                                    -------   -------               -------   -------
Total Direct Written Premiums       $44,865   $43,983         2%    $17,946   $17,915
                                    =======   =======               =======   =======

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     The 10% decrease in group-wide voluntary personal lines direct premiums written, which represented 38% and 43% of total group-wide direct premiums written for the three month periods ended September 30, 2003 and 2002, respectively, resulted primarily from a 14% decrease in private passenger auto
(PPA) direct premiums written. The decrease in PPA direct premiums written is primarily the result of the group's policy, implemented in 2002, not to write new PPA policies in certain jurisdictions and the approval by the New Jersey Department of Banking and Insurance of the companies' plan to withdraw from the New Jersey PPA market.

     The 16% increase in group-wide voluntary commercial lines direct premiums written, which represented 60% and 53% of total group-wide direct written premiums for the three month periods ended September 30, 2003 and 2002, respectively, was primarily the result of higher pricing. Direct premiums written increased during the quarter for each of the group's commercial lines of business.

     Net losses and LAE decreased $2,780,000 or 19% to $11,972,000 in 2003 compared to $14,752,000 in 2002. The loss and LAE ratio increased .3 percentage points from 73.0% in 2002 to 73.3% in 2003.

       Total amortization of deferred policy acquisition costs and other underwriting expenses were $5,640,000 for the third quarter of 2003, a decrease of $1,435,000, or 20%, from $7,075,000 for the third quarter of 2002, which is consistent with the 19% decrease in net premiums earned. The statutory combined ratio for the third quarter of 2003 decreased to 107.3 from 108.4 in the same period in 2002 primarily due to a .9 percentage point decrease in the expense ratio, net of a .5 percentage point increase due to the aforementioned increase in the premium tax rate.

Nine Month Period Comparisons:
------------------------------

     Revenues for the nine month period ended September 30, 2003 were $57,906,000, a 23%

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
decrease from 2002. Net premiums earned were $48,697,000 a decrease of $16,200,000 or 25% from the year earlier period. Net investment income decreased $1,175,000, or 15%, to $6,715,000 due to a 3% decrease in average invested assets and a 105 basis point decrease (19%) in the average investment portfolio yield. Net realized investment gains increased 60% to $2,210,000 from $1,383,000 in 2002.

         Net losses and LAE decreased $11,261,000 (23%) to $37,240,000 for the first nine months of 2003 from $48,501,000 in 2002, primarily due to the decrease in net earned premiums. The loss and LAE ratio increased to 76.5% in 2003, compared to 74.7% in 2002.

         Total amortization of deferred policy acquisition costs and other underwriting expenses was $16,435,000 for the nine months ended September 30, 2003, a decrease of $5,627,000 or 26% from $22,062,000 for the nine months ended September 30, 2002. This decrease is primarily the result of the 25% decrease in net premiums earned. The statutory combined ratio for the nine months ended September 30, 2003 decreased to 109.8 from 110.1 in the same period in 2002. A
1.8 percentage point increase in the loss and LAE ratio was offset by a 2.1 percentage point decrease in the expense ratio. Retrospective reinsurance commission to be received from Mutual pursuant to the Reinsurance Pooling Agreement reduced the statutory expense ratio by .5 percentage points.

Other Information:
------------------

         Book value per common share at September 30, 2003 increased to $33.36 from $32.19 at December 31, 2002.

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         The Company announced the declaration of a quarterly cash dividend on its common stock of $.10 per share, payable December 3, 2003 to shareholders of record as of the close of business on November 19, 2003.

         Merchants Group, Inc. through its wholly-owned subsidiary, Merchants Insurance Company of New Hampshire, Inc., offers property and casualty insurance through independent agents to preferred risk individuals and businesses in the Northeast United States. The Company is headquartered in Buffalo, New York.

                                 * * * * * * * *

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

         Certain statements made in this press release constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements relating to the Company's plans, strategies, objectives, expectations and intentions. Words such as "believes," "forecasts," "intends," "possible," "expects," "anticipates," "estimates," or "plans," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve certain assumptions, risks and uncertainties that include, but are not limited to, those associated with factors affecting the property-casualty insurance industry generally, including price competition, the Company's dependence on state insurance departments for approval of rate increases, size and frequency of claims, escalating damage awards, natural disasters, fluctuations in interest rates and general business conditions; the Company's dependence on investment income; the geographic concentration of the Company's business in the northeastern United States and in particular in New York, New Hampshire, New Jersey, Rhode Island, Pennsylvania and

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Massachusetts; the adequacy of the Company's loss reserves; the Company's dependence on the general reinsurance market; government regulation of the insurance industry; exposure to environmental claims; dependence of the Company on its relationship with Merchants Mutual Insurance Company and the other risks and uncertainties discussed or indicated in all documents filed by the Company with the Securities and Exchange Commission. The Company expressly disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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                              Merchants Group, Inc.
                      Consolidated Statement of Operations
                     (in thousands except per share amounts)

                                       Nine months ended             Three months ended
                                          September 30                  September 30,
                                       -----------------              -----------------
                                         2003      2002   % Change      2003      2002   % Change
                                       -------   -------  --------    -------   -------  --------
                                                               (unaudited)
Revenues:
Net premiums earned                    $48,697   $64,897     (25.0)   $16,341   $20,198     (19.1)
Net investment income                    6,715     7,890     (14.9)     2,201     2,593     (15.1)
Net realized investment gains            2,210     1,383      59.8         44      --        n.m.
Other revenues                             284       565     (49.7)       127       128       (.8)
                                       -------    ------              -------   -------
Total revenues                          57,906    74,735     (22.5)    18,713    22,919     (18.4)
                                       -------    ------              -------   -------
Expenses:
Net losses and loss
   adjustment expenses                  37,240    48,501     (23.2)    11,972    14,752     (18.8)
Amortization of deferred

   policy acquisition costs             12,689    17,398     (27.1)     4,258     5,552     (23.3)
Other underwriting expenses              3,746     4,664     (19.7)     1,382     1,523      (9.3)
                                       -------    ------              -------   -------
Total expenses                          53,675    70,563     (23.9)    17,612    21,827     (19.3)
                                       -------    ------              -------   -------
Income before income taxes               4,231     4,172       1.4      1,101     1,092        .8
Provision for income taxes                 664     1,676     (60.4)       273       442     (38.2)
                                       -------    ------              -------   -------
Net income                             $ 3,567   $ 2,496      42.9    $   828   $   650      27.4
                                       =======   =======              =======   =======
Earnings per share:
   Basic                               $  1.69   $  1.17      44.4    $   .39   $   .31      25.8
                                       =======   =======              =======   =======
   Diluted                             $  1.69   $  1.17      44.4    $   .39   $   .31      25.8
                                       =======   =======              =======   =======
Weighted average shares outstanding
   Basic                                 2,110     2,130                2,110     2,110
   Diluted                               2,111     2,134                2,110     2,114
GAAP Combined Ratio                      110.2     108.7                107.8     108.1
Statutory Combined Ratio                 109.8     110.1                107.3     108.4

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                              Merchants Group, Inc.
                      Consolidated Condensed Balance Sheet
                                 (in thousands)

                                                                September 30,   December 31,
                                                                ------------    -----------
                                                                    2003            2002*
                                                                  --------        --------
                                                                (unaudited)
Assets
------
Investments                                                       $207,079       $209,397
Cash                                                                 5,024              9
Premiums receivable                                                 17,156         14,496
Deferred policy acquisition costs                                    8,850          8,817
Deferred federal income tax benefit                                  5,256          4,195
Other assets                                                        33,220         31,802
                                                                  --------       --------
       Total assets                                               $276,585       $268,716
                                                                  ========       ========

Liabilities and Stockholders' Equity
------------------------------------

Liabilities:
  Reserve for losses and loss
    adjustment expenses                                           $146,856       $147,136
  Unearned premiums                                                 34,863         35,119
  Payable for securities                                             8,020          1,022
  Other liabilities                                                 16,455         17,515
                                                                  --------       --------
       Total liabilities                                           206,194        200,792
                                                                  --------       --------

Stockholders' equity:                                               70,391         67,924
                                                                  --------       --------

       Total liabilities and stockholders' equity                 $276,585       $268,716
                                                                  ========       ========

*Reclassified to conform with current period presentation.

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